Exhibit 21.1

PRINCIPAL SUBSIDIARIES OF DYCOM INDUSTRIES, INC.

The following table sets forth the Registrant's principal subsidiaries and the jurisdiction of incorporation of each. Each subsidiary is 100% owned by the Registrant or its subsidiaries.

Subsidiary	Jurisdiction
Ansco & Associates, LLC	Delaware
Blair Park Services, LLC	Delaware
Broadband Express, LLC	Delaware
C-2 Utility Contractors of California, Inc.	Delaware
C-2 Utility Contractors, LLC	Delaware
Cable Connectors, LLC	Delaware
CableCom of California, Inc.	Delaware
CableCom, LLC	Delaware
Can-Am Communications, Inc.	Delaware
Cavo Broadband Communications, LLC	Delaware
CertusView Technologies, LLC	Delaware
CMI Services, Inc.	Florida
Communication Services, LLC	North Carolina
Communications Construction Group, LLC	Delaware
Dycom Capital Management, Inc.	Delaware
Dycom Corporate Identity, Inc.	Delaware
Dycom Identity, LLC	Delaware
Dycom Investments, Inc.	Delaware
E A Technical Services, Inc.	Georgia
Engineering Associates, Inc.	Georgia
Ervin Cable Construction, LLC	Delaware
Global Enercom Management, Inc.	Delaware
Globe Communications, LLC	North Carolina
Golden State Utility Co.	Delaware
Ivy H. Smith Company, LLC	Delaware
Lambert’s Cable Splicing Company, LLC	Delaware
Locating, Inc.	Washington
Midtown Express, LLC	Delaware
NeoCom Solutions, Inc.	Georgia
Nichols Construction, LLC	Delaware
Niels Fugal Sons Company of California, Inc.	Delaware
Niels Fugal Sons Company, LLC	Delaware
North Sky Communications, Inc.	Delaware
Parkside Site & Utility Company Corporation	Delaware
Parkside Utility Construction, LLC	Delaware
Pauley Construction Inc.	Arizona
PBG Acquisition III, LLC	Delaware
Precision Valley Communications of Vermont, LLC	Delaware
Prince Telecom, LLC	Delaware

Professional Teleconcepts, Inc.	Illinois
Professional Teleconcepts, Inc.	New York
RJE Canada, Inc.	Delaware
RJE Canada, ULC	Alberta, Canada
RJE Telecom, LLC	Delaware
S.T.S., LLC	Tennessee
Sage Telecommunications Corp. of Colorado, LLC	Colorado
Spalj Construction Company	Delaware
Spectrum Wireless Solutions, Inc.	Delaware
Star Construction, LLC	Delaware
Stevens Communications, LLC	Delaware
TCS Communications, LLC	Delaware
Tesinc of California, Inc.	Delaware
Tesinc, LLC	Delaware
Tjader, L.L.C.	Delaware
Trawick Construction Company, Inc.	Florida
Triple-D Communications, LLC	Delaware
Underground Specialties, LLC	Delaware
Underground Specialties of California, Inc.	Delaware
UtiliQuest, LLC	Georgia
VCI Construction, Inc.	Delaware
VCI Utility Services Holdings, LLC	Delaware
VCI Utility Services, Inc.	Delaware
White Mountain Cable Construction, LLC	Delaware